UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: April 23, 2013
DATE OF EARLIEST EVENT REPORTED: April 23, 2013

000-53725
(Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
 (Address of principal executive offices)

Not applicable
 (Former name or former address, if changed since last report)

(855) 733 2685
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03   AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On December 3, 2012, the Board of Directors of PEDEVCO Corp., a Texas  corporation (the "Company"), the majority of the holders of  the Company’s outstanding shares of common stock as of December 3, 2012 and the majority of the holders of  the Company’s outstanding shares of Series A Convertible Preferred Stock of the Company as of December 3, 2012  approved a reverse stock split of the Company’s (a) common stock; and (b) Series A Convertible Preferred Stock, in a ratio between 1-for-2 and 1-for-5, with the specific ratio and effective time to be determined by the Board of Directors no later than December 31, 2013.

Effective April 23, 2013, the Certificate of Formation of PEDEVCO Corp., a Texas  corporation (the "Company"), was amended pursuant to a Certificate of Amendment (the "Certificate of Amendment") filed with the Texas Secretary of State to effect a reverse stock split on a 1 for 3 basis of the Company's outstanding common stock (the “Stock Split”).  A copy of the Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Stock Split will affect all issued and outstanding shares of the Company's common stock, as well as common stock underlying stock options, stock appreciation rights, restricted stock units, warrants and convertible debentures outstanding immediately prior to the effectiveness of the Stock Split.  As a result of the Stock Split, the Company's issued and outstanding shares of common stock decreased from approximately 41.7 million pre-Stock Split shares to approximately 13.9 million post-Stock Split shares.

We anticipate the Stock Split to be effective with FINRA and in the marketplace on or about May 9, 2013 (the “Effective Date”).  From April 23, 2013 until the Effective Date, certain actions by the DTC and FINRA are required before trades of the Company’s common stock may be settled and will delay settlement of such trades during this period. As publicly disclosed in the Company’s  S-1 Registration Statement filed on October 10, 2012 with the SEC, as amended,  the Company has applied to list its common stock on the NYSE MKT and conducted the Stock Split as part of the listing process in light of NYSE MKT’s minimum price requirement.

ITEM 8.01   OTHER EVENTS.

On April 23, 2013, the Company issued a press release announcing the Stock Split.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
3.1*	Certificate of Amendment of Restated Certificate of Incorporation.
99.1*	Press Release.
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEDEVCO CORP.

By:	/s/ Michael L. Peterson
Michael L. Peterson
Executive Vice President and Chief Financial Officer

Date: April 23, 2013